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Exhibit 23
Micron Electronics, Inc.
Consent of Independent Accountants


     We consent to the incorporation by reference in the registration statement of Micron Electronics, Inc. on Form S-3 (File No. 333-14035) and on Form S-8 (File No. 33-63701) of our report, dated September 27, 1999, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.


                              /s/ PricewaterhouseCoopers LLP


Boise, Idaho
September 27, 1999

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